UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2009

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA		95051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 8, 2009, Agilent Technologies, Inc. (“Agilent”) entered into an Accession Agreement (the “Accession Agreement”)  with Barclays Bank PLC (“Barclays Bank”) and JPMorgan Chase Bank, N.A., as administrative agent, under which Barclays Bank became a party to the Five Year Credit Agreement dated May 11, 2007, as amended (the “Credit Agreement”), among Agilent, certain lenders party thereto and JPMorgan Chase Bank, N.A., as administration agent.  As a result of the Accession Agreement, the total commitments (and the maximum amount available for borrowing) under the Credit Agreement increased from $300 million to $330 million.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 8, 2009, Agilent entered into the Accession Agreement described in Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Accession Agreement, dated September 8, 2009, by and among Agilent Technologies, Inc., Barclays Bank PLC, and JPMorgan Chase Bank, N.A., as administration agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/Marie Oh Huber
	Name:	Marie Oh Huber
	Title:	Vice President, Deputy General Counsel and
Assistant Secretary

Date: September 10, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Accession Agreement, dated September 8, 2009, by and among Agilent Technologies, Inc., Barclays Bank PLC, and JPMorgan Chase Bank, N.A., as administration agent.